EXHIBIT 4.3

                               TELEREUNION, INC.

                1995 STOCK OPTION AND APPRECIATION RIGHTS PLAN

                  (as amended and restated in September 1995)



                                  ARTICLE I

                          ESTABLISHMENT AND PURPOSE


Section 1.1 TeleReunion, Inc. (the "Company"), a Delaware corporation, hereby establishes a stock option and appreciation rights plan to be named the TeleReunion, Inc. 1995 Stock Option and Appreciation Rights Plan (the "Plan").


Section 1.2 The purpose of the Plan is to induce persons who are officers, directors, employees and consultants of the Company or any of its subsidiaries who are in a position to contribute materially to the Company's prosperity to remain with the Company, to offer such persons incentives and rewards in recognition of their contributions to the Company's progress, and to encourage such persons to continue to promote the best interests of the Company. The Plan provides for options which qualify as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to be issued to such persons who are employees or officers, as well as options which do not so qualify ("Non-Qualified Options") to be issued to officers, directors, employees and consultants. The Plan also provides for grants of stock appreciation rights ("Rights") in connection with the grant of options under the Plan.

Section 1.3 All stock options granted by the Company on or after the date that this Plan has been approved or adopted by the Company's Stockholders shall be governed by the terms and conditions of this Plan unless the terms of such option specifically indicate that it is not to be governed by this Plan.

                              ARTICLE II

                            ADMINISTRATION

Section 2.1 All determinations under the Plan concerning the selection of persons eligible to receive awards under the Plan and with respect to the timing, pricing and amount of a grant or award under this Plan (other than pursuant to a non-discretionary formula set forth in this Plan) shall be made by the administrator (the "Administrator") of the Plan. The Administrator shall be either (a) the Company's Board of Directors (the "Board"), if each member of the Board is a "disinterested person" for the purposes of this Plan within the meaning of such term under Rule 16b-3 under the Securities
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Exchange Act of 1934, as amended (the "Exchange Act"), as such rule may be amended from time to time ("Rule 16b-3"), or, (b) in the discretion of the Board by a committee (the "Committee") of not less than two members of the Board, each of whom is a "disinterested person." A "disinterested person" within the meaning of Rule 16b-3 as in effect on the date this Plan is adopted by the Board is a person who has not been granted or awarded equity securities, within the meaning of the Exchange Act, under this Plan or any other plan of the Company or any affiliate thereof at any time within one year prior to such person's service as a member of the Administrator or during such service, except as otherwise permitted by Rule 16b-3(c). In the event the Committee is the Administrator, the Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. In such case, a majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be deemed the acts of the Committee. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator.


Section 2.2 The provisions of this Plan relating to Incentive Options are intended to comply in every respect with Section 422 of the Code and the regulations promulgated thereunder ("Section 422"). In the event any future statute or regulation shall modify Section 422, this Plan shall be deemed to incorporate by reference such modification. Any stock option agreement relating to any Incentive Option granted pursuant to this Plan outstanding and unexercised at the time that any modifying statute or regulation becomes effective shall also be deemed to incorporate by reference such modification, and no notice of such modification need be given to the optionee. Any stock option agreement relating to an Incentive Option shall provide that the optionee hold his stock received upon exercise of such Incentive Option for a minimum of two years from the date of grant of the Incentive Option and one year from the date of the exercise of such Incentive Option, absent the written approval, consent or waiver of the Committee.


Section 2.3 If any provision of this Plan is determined to disqualify the shares purchasable pursuant to the Incentive Options granted under this Plan from the special tax treatment provided by Section 422, such provision shall be deemed to incorporate by reference the modification required to qualify the shares for said tax treatment.

Section 2.4 The Company shall grant Incentive Options and Non-Qualified Options (collectively, "Options"), and Rights under the Plan in accordance with the formula set forth herein and/or determinations made by the Board or the Committee pursuant to the provisions of the Plan, as the case may be. All Options granted pursuant to the Plan shall be clearly identified as Incentive Options or Non-Qualified Options. The Board or the Committee may from time to time adopt (and thereafter amend or rescind) such rules and
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regulations for carrying out the Plan and take such action in  the administration of the Plan, not inconsistent with the provisions hereof, as it shall deem proper. The Board or, subject to the supervision of the Board, the Committee shall have plenary discretion, subject to the express provisions of this Plan, to determine which officers, directors, employees and consultants shall be granted Options, the number of shares subject to each Option, the time or times when an Option may be exercised (whether in whole or in installments), whether stock appreciation rights under Section 7.6 hereof shall be granted, the terms and provisions of the respective Option agreements (which need not be identical), including such terms and provisions which may be amended from time to time as shall be required, in the judgment of the Board or the Committee, to conform to any change in any law or regulation applicable hereto, and to make all other determinations deemed necessary or advisable for the administration of the Plan. The interpretation and construction of any provisions of the Plan by the Board or the Committee (unless otherwise determined by the Board) shall be final, conclusive and binding upon all persons. Directors who are not also employees of the Company or any of its subsidiaries may only participate in this Plan to the extent specified in Section 2.5.


Section 2.5 Directors of the Company who are not also employees of the Company shall participate in the Plan to the extent that they shall be granted Non-Qualified Options on a non-discretionary basis in accordance with the following formula: on the date of election to the Board, pursuant to the provisions of the Company's By-Laws providing for such election, each non-employee director shall receive a Non-Qualified Option to purchase ten thousand (10,000) shares of the Company's common stock at an exercise price equal to the fair market value per share of such common stock on that date. Each such Option granted pursuant to the formula discussed herein each non-employee director shall receive a Non-Qualified Option to purchase ten thousand (10,000) shares of the Company's common stock Each such Option shall be subject to the restrictions upon transfer, limitations on exercise and restrictions upon transfer of the Common Stock to be issued upon exercise of the Option as are set forth elsewhere herein or which are imposed by applicable law, including without limitation applicable federal and state securities laws. Except as otherwise provided in this paragraph, all Options issued pursuant to this paragraph shall be subject to the terms and conditions of this Plan; to the extent such terms and conditions are inconsistent with this paragraph, this paragraph shall control. To the extent required pursuant to Rule 16b-3, as such rule relates to formula awards and as such rule may be amended from time to time, this paragraph shall not be amended more than once every six months over than to comport with changes in the Code, the Employee Retirement Income Security Act or the rules thereunder.

Section 2.6 No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it. A member of the Board or the Committee shall be indemnified by the Company, pursuant to the Company's By-Laws, for any expenses, judgments or other costs incurred as a result of a lawsuit filed against such member claiming any rights or remedies due to such member's participation in the administration of the Plan.

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                             ARTICLE III

                TOTAL NUMBER OF SHARES TO BE OPTIONED



Section 3.1 There shall be reserved for issuance or transfer upon exercise of Options to be granted from time to time under this Plan an aggregate of 2,000,000 shares of common stock of the Company (subject to adjustment as provided in Article VIII hereof). The shares sold under the Plan may be either issued shares reacquired by the Company at any time or authorized but unissued shares, as the Board from time to time may determine.

Section 3.2 In the event that any outstanding Options under the Plan for any reason expire or are terminated without having been exercised in full or shares of common stock subject to Options are surrendered in whole or in part pursuant to stock appreciation rights granted under Section 7.6 hereof (except to the extent that shares of common stock are paid to the holder of the Option upon such surrender) the unpurchased shares subject to such Option and any such surrendered shares may again be available for transfer under the Plan.

Section 3.3 No Options shall be granted pursuant to this Plan to any optionee after the tenth anniversary of the earlier of the date that this Plan is adopted by the Board or the date that this Plan is approved by the shareholders.


                                ARTICLE IV

                                ELIGIBILITY


Section 4.1 Subject to Section 2.5, Non-Qualified Options may be granted pursuant to this Plan only to officers, directors, employees and consultants of the Company or any of its subsidiaries selected by the Board or the Committee, and Incentive Options may be granted pursuant to this Plan only to officers, directors who are also employees and employees of the Company or any of its subsidiaries selected by the Committee. Persons granted Options pursuant to this Plan are hereinafter referred to as "Optionees." For purposes of determining who is an employee with respect to eligibility for Incentive Options, Section 422 shall govern. The Board or the Committee may determine in its sole discretion that any person who would otherwise be eligible to be granted Options shall, nonetheless, be ineligible to receive any award under this Plan.


Section 4.2 Except as otherwise provided in Section 2.5, the Board or the Committee will, in its discretion, determine the persons to be granted Options, the time or times at which Options shall be granted, the number of shares subject to each Option, the terms of a vesting or forfeiture schedule, if any, the type of Option issued, the period during which they may be exercised, the manner in which Options may be exercised and all other terms and conditions of the Options; provided, however, no Option will be granted which has terms or conditions inconsistent with those stated in Articles V and VI hereof. Relevant
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factors in making such determinations may include the value of the services rendered by the respective Optionee, his present and potential contributions to the Company, and such other factors which are deemed relevant in accomplishing the purpose of the Plan.

Section 4.3 No Options may be granted to any member of the Committee, or if this Plan is administered by the Board rather than the Committee, no Options may be granted to any director (other than pursuant to non-discretionary formulas meeting the conditions in Rule 16b-3(c)(2)(ii), including the formula set forth in Section 2.5 hereof) if such director or Committee member has, during the one year prior to such person's service as an administrator of this Plan or during such service, received any Options or equity securities pursuant to any plan of the Company or any of its affiliates (other than pursuant to formulas in Section 2.5 of this Plan or otherwise in a manner described in Rule 16b-3(c)(2)(i), as such rule may be amended from time to time). No Option may be granted pursuant to this Plan after the registration of the securities of the Company pursuant to Section 12 of the Exchange Act unless the Plan is administered by the Board consisting of "disinterested persons" or by the Committee thereof consisting of two or more "disinterested persons" as defined in Rule 16b-3(c).


                              ARTICLE V

                  TERMS AND CONDITIONS OF OPTIONS


Section 5.1 Each Option granted under the Plan shall be evidenced by a Stock Option Certificate and Agreement in a form not inconsistent with the Plan, provided that the following terms and conditions shall apply:

(a) The price at which each share of common stock covered by an Option may be purchased shall be set forth in the Stock Option Certificate and Agreement and shall be determined by the Board or the Committee or such applicable formula as may be set forth herein or therein, provided that the Option price for any Incentive Option shall not be less than the "fair market value" of the common stock at the time of grant. Notwithstanding the foregoing, if an Incentive Option to purchase shares is granted pursuant to this Plan to an Optionee who, on the date of the grant, directly or indirectly owns more than 10% of the voting power of all classes of stock of the Company or its parent or subsidiary, not including the stock obtainable under the Option, the minimum Option price of such Option shall be not less than 110% of the "fair market value" of the stock on the date of grant.

(b) The "fair market value" shall be determined by the Board or the Committee, which determination shall be binding upon the Company and its officers, directors, employees and consultants. The determination of the fair market value shall be based upon the following: (i) if the common stock is not listed and traded upon a recognized securities exchange and there is no report of stock prices with respect to the common stock published by a recognized stock quotation service, on the basis of the recent purchases and sales of the common stock in arms-length transactions; or (ii) if the common stock is not then listed and traded upon a recognized securities exchange or quoted on the NASDAQ National Market System, and there are reports of stock prices by a recognized quotation service, upon the basis of the mean between the closing bid and asked quotations for such stock on the date of grant as reported by a recognized stock quotation service, or, if there are no bid or asked quotations on that day, then upon the basis of the mean between the bid
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and asked quotations for such stock on the date nearest preceding that day; or
(iii) if the common stock shall then be listed and traded upon a recognized securities exchange or quoted on the NASDAQ National Market System, upon the basis of the mean between the highest and lowest selling prices at which shares of the common stock were traded on such recognized securities exchange on that date or, if the common stock was not traded on such date, upon the basis of the mean of such prices on the date nearest preceding that date. The Board or the Committee shall also consider such other factors relating to the fair market value of the common stock as it shall deem appropriate.

(c) For the purpose of determining whether an Optionee owns more than 10% of the voting power of all classes of stock of the Company, an Optionee is considered to own those shares which are owned directly or indirectly through brothers and sisters (including half-blooded siblings), spouse, ancestors and lineal descendants; and proportionately as a shareholder of a corporation, a partner of a partnership, and/or a beneficiary of a trust or an estate that owns shares of the Company.

(d) Notwithstanding any other provision of this Plan, in accordance with the provisions of Section 422(d) of the Code, to the extent that the aggregate fair market value (determined at the time the Option is granted) of the stock of the Company with respect to which Incentive Options (without reference to this provision) are exercisable for the first time by any individual in any calendar year under any and all stock option plans of the Company, its subsidiary corporations and its parent (if any) exceeds $100,000, such Options shall be treated as Non-Qualified Options.

(e) An Optionee may, in the Board or the Committee's discretion or pursuant to the formula set forth herein or referenced herein, be granted more than one Incentive Option or Non-Qualified Option during the duration of this Plan, and may be issued a combination of Non-Qualified Options and Incentive Options; provided that non-employees are not eligible to receive Incentive Options and non-employee directors may only receive Options in accordance with Section 2.5 hereof.

(f) Except as set forth in Section 2.5, each non-employee director shall receive a Non-Qualified Option to purchase ten thousand (10,000) shares of the Company's common stock.

(g) Any Option and any right related thereto shall not be transferable by the Optionee other than by will, or by the laws of descent and distribution. An Option may be exercised during the Optionee's lifetime only by the Optionee.

(h) At least six months shall elapse from the date on which an Option is granted to a director, officer or beneficial owner of more than 10% of the outstanding common stock under this Plan by the Board (or the Committee) to the date on which any share of common stock underlying such Option is sold or any Right associated with such Option is exercised, unless the Board or the Committee otherwise consents in writing.

                               ARTICLE VI

                     EMPLOYMENT OR SERVICE OF OPTIONEE


Section 6.1 If the employment or service of an Optionee is terminated for cause, the Option rights of such Optionee, both accrued and future, under any then outstanding Non-Qualified or Incentive Option
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shall terminate immediately.  However, under no circumstances will the termination of the service of a non-employee director result in the termination under this Section 6.1 of any Option issued pursuant to Section
2.5. Unless the Board or the Committee determines to define "cause" differently and such definition is set forth in the Stock Option Certificate, "cause" shall mean incompetence in the performance of duties, disloyalty, dishonesty, theft, embezzlement, unauthorized disclosure of patents, processes or trade secrets of the Company, individually or as an employee, partner, associate, officer or director of any organization. The determination of the existence and the proof of "cause" shall be made by the Board or the Committee and, subject to the review of any determination made by the Committee by the Board, such determination shall be binding on the Optionee and the Company.

Section 6.2 If the employment or service of the Optionee is terminated by either the Optionee or the Company for any reason other than for cause, death, or for disability, as defined in Section 22(e)(3) of the Code, the Option rights of such Optionee under any then outstanding Non-Qualified or Incentive Option shall, subject to the provisions of Section 5.1(h) hereof, be exercisable by such Optionee at any time prior to the expiration of the Option or within three months after the date of such termination, whichever period of time is shorter, but only to the extent of the accrued right to exercise the Option at the date of such termination.

Section 6.3  In the case of an Optionee who becomes disabled, as defined by
Section 22(e)(3) of the Code, the Option rights of such Optionee under any then outstanding Non-Qualified or Incentive Option shall, subject to the provisions of Section 5.1(h) hereof, be exercisable by such Optionee at any time prior to the expiration of the Option or within one year after the date of termination of employment or service due to disability, whichever period of time is shorter, but only to the extent of the accrued right to exercise the Option at the date of such termination.

Section 6.4 In the event of the death of an Optionee, the Option rights of such Optionee under any then outstanding Non-Qualified or Incentive Option shall be exercisable by the person or persons to whom these rights pass by will or by the laws of descent and distribution, at any time prior to the expiration of the Option or within three years after the date of death, whichever period of time is shorter, but only to the extent of the accrued right to exercise the Option at the date of death. If a person or estate acquires the right to exercise a Non-Qualified or Incentive Option by bequest or inheritance, the Committee may require reasonable evidence as to the ownership of such Option, and may require such consents and releases of taxing authorities as the Committee may deem advisable.

Section 6.5 In addition to the requirements set forth in the Plan, with the exception of any Options issued pursuant to Section 2.5 of the Planhereof, the Committee or the Board may set such other targets, restrictions or other terms relating to the employment or service of the Optionee, including but not limited to a requirement that an employee must be continuously employed by the Company for such period of time as the Board or Committee, in its discretion, deems advisable before the right to exercise any portion of an Option granted to such employee will accrue, which targets, restrictions, or terms must be fulfilled or complied with, as the case may be, prior to the exercise of any portion of an Option granted to any Optionee.

Section 6.6 Options granted under the Plan shall not be affected by any change of duties or position, so long as the Optionee continues in the service of the Company.
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Section 6.7  Nothing contained in the Plan, or in any Option granted pursuant to the Plan, shall confer upon any Optionee any right with respect to continuance of employment or service by the Company nor interfere in any way with the right of the Company to terminate the Optionee's employment or service or change the Optionee's compensation at any time.

                            ARTICLE VII

                         PURCHASE OF SHARES

Section 7.1 Except as provided in this Article VII, an Option shall be exercised by tender to the Company of the total exercise price of the shares with respect to which the Option is exercised and written notice of the exercise. The right to purchase shares shall be cumulative so that, once the right to purchase any shares has accrued, such shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option. A partial exercise of an Option shall not affect the right of the Optionee to exercise the Option from time to time, in accordance with the Plan, as to the remaining number of shares subject to the Option. The purchase price of the shares shall be in United States dollars, payable in cash or by certified bank check. Notwithstanding the foregoing, in lieu of cash, a non-director Optionee may, with the approval of the Board or the Committee, exercise his Option by tendering to the Company shares of the common stock of the Company owned by him and having an aggregate fair market value at least equal to the total exercise price. The fair market value of any shares of common stock so surrendered shall be determined by the Board or the Committee in accordance with Section 5.1(b) hereof.

Section 7.2 Except as provided in Article VI, an Option may not be exercised unless the holder thereof is an officer, director, employee or consultant of the Company at the time of exercise.

Section 7.3 No Optionee, or optionee's executor, administrator, legatee, distributee or other permitted transferee, shall be deemed to be a holder of any shares subject to an Option for any purpose whatsoever unless and until a stock certificate or certificates for such are issued to such person(s) under the terms of the Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Article VIII hereof.

Section 7.4 If (i) the listing, registration or qualification of the Options issued hereunder, or of any securities that may be purchased upon exercise of such Options (the "Subject Securities") upon any securities exchange or quotation system, or under federal or state law is necessary as a condition of or in connection with the issuance or exercise of the Options, or (ii) the consent or approval of any governmental regulatory body is necessary as a condition of or in connection with the issuance or exercise of the Options, the Company shall not be obligated to deliver the certificates representing the Subject Securities or to accept or to recognize an Option exercise unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained. The Company will take reasonable action to so list, register, or qualify the Options and the Subject Securities, or effect or obtain such consent or approval, so as to allow for their issuance.

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Section 7.5  An Optionee may be required to represent to the Company as a condition of his exercise of Options issued under this Plan: (i) that the Subject Securities acquired upon Option exercise are being acquired by him for investment and not with a view to distribution or resale, unless counsel for the Company is then of the view that such a representation is not necessary and is not required under the Securities Act of 1933, as amended, or any other applicable statute, law, regulation or rule; and (ii) that the Optionee shall make no exercise or disposition of an Option or of the Subject Securities in contravention of the Exchange Act or the rules and regulations thereunder. Optionees may also be required to provide (as a condition precedent to exercise of an Option) such documentation as may be reasonably requested by the Company to assure compliance with applicable law and the terms and conditions of the Plan and the subject Option.

Section 7.6 The Board or the Committee may, in its discretion, grant in connection with any Option, at any time prior to the exercise thereof, the Right to surrender all or part of the Option to the extent that such Option is exercisable and receive in exchange an amount (payable in cash, shares of the Company's stock valued at the then fair market value, or a combination thereof as determined by the Board or the Committee) equal to the difference between the then fair market value of the shares issuable upon the exercise of the Option or portions thereof surrendered and the Option price payable upon the exercise of the Option or portions thereof surrendered (the "Spread"). Such Rights may be included in an Option only under the following conditions: (a) the Rights will expire no later than the expiration of the underlying Option;
(b) the Rights may be for no more than 100% of the Spread; (c) the Rights are transferable only when the underlying Option is transferable, and under the same conditions; (d) the Rights may be exercised only when the underlying Option is eligible to be exercised; and (e) the Rights may be exercised only when the Spread is positive, i.e., when the market price of the stock subject to the Option exceeds the exercise price of the Option.

Section 7.7 An Option may also be exercised by tender to the Company of a written notice of exercise together with advice of the delivery of an order to a broker to sell part or all of the shares of common stock subject to such exercise notice and an irrevocable order to such broker to deliver to the Company (or its transfer agent) sufficient proceeds from the sale of such shares to pay the exercise price and any withholding taxes. All documentation and procedures to be followed in connection with such a "cashless exercise" shall be approved in advance by the Company.

                               ARTICLE VIII

                   CHANGE IN NUMBER OF OUTSTANDING SHARES OF

                   STOCK, ADJUSTMENTS, REORGANIZATIONS, ETC.

Section 8.1 In the event that the outstanding shares of common stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number of shares or kind of shares or other securities of the Company or of another corporation by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of shares, or a dividend payable in capital stock, appropriate adjustment may be made by the Board or the Committee in the number and kind of shares for the purchase of which Options may be granted under the Plan, including the maximum number that may be granted to any one person. In addition, the Board or the Committee may make appropriate adjustments in the number and kind of shares as to which outstanding Options, or portions thereof then unexercised, shall be
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exercisable, to the end that the Optionee's proportionate interest shall be maintained as before the occurrence to the unexercised portion of the Option and with a corresponding adjustment in the Option price per share. Any such adjustment made by the Board or the Committee shall be conclusive.

Section 8.2 The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

Section 8.3 Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to Options hereunder are changed into or exchanged for cash or property or securities not of the Company's issue, or upon a sale of substantially all the property of the Company to an association, person, party, corporation, partnership, or control group as that term is construed for purposes of the Exchange Act, the Plan shall terminate, and all Options theretofore granted hereunder shall terminate, unless provision be made in writing in connection with such transaction for the continuance of the Plan and/or for the assumption of Options theretofore granted, or the substitution for such Options of Options covering the stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. If the Plan and unexercised Options shall terminate pursuant to the foregoing sentence, all persons owning any unexercised portions of Options then outstanding shall have the right, at such time prior to the consummation of the transaction causing such termination as the Company shall designate, to exercise the unexercised portions of their Options, including the portions thereof which would, but for this Section 8.3 not yet be exercisable.


                                    ARTICLE IX

                         DURATION, AMENDMENT AND TERMINATION


Section 9.1 The Board may at any time terminate the Plan or make such amendments thereto as it shall deem advisable and in the best interests of the Company, without action on the part of the stockholders of the Company unless such approval is required pursuant to Section 422 or the regulations thereunder or Rule 16b-3; provided, however, that no such termination or amendment shall, without the consent of the individual to whom any Option shall theretofore have been granted, affect or impair the rights of such individual under such Option, and provided further, that, unless the holders of a majority of all classes of the Company's outstanding voting stock entitled to vote thereon shall have first approved thereof, no amendment of this Plan shall be made whereby (a) the total number of shares which may be Optioned under the Plan to all individuals, or any of them, shall be increased, except by operation of the adjustment provisions of Article VIII hereof, (b) the authority to administer the Plan by the Board or the Committee shall be withdrawn, (c) the maximum term of the Options shall be extended, (d) the minimum Option price of Incentive Options shall be decreased, (e) the price to Optionees to whom Options have been granted shall be changed, or (f) the class of individuals eligible to participate in the Plan is modified. Pursuant to '422(b)(2) of the Code, no Incentive Option may be granted
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pursuant to this Plan more than 10 years from the date the Plan is adopted or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

                                 ARTICLE X

                                RESTRICTIONS

Section 10.1 Any shares issued pursuant to the Plan shall be subject to such restrictions on transfer and limitations as shall, in the opinion of the Board or the Committee, be necessary or advisable to assure compliance with the laws, rules and regulations of the United States government or any state or jurisdiction thereof. In addition, except for those Non-Qualified Options issued pursuant to Section 2.5, the Board or the Committee may in any Stock Option Certificate and Agreement impose such other restrictions upon the exercise of an Option or upon the sale or other disposition of the shares of common stock deliverable upon exercise thereof as the Board or the Committee may, in its sole discretion, determine, including but not limited to provisions which allow the Company to reacquire such shares at their original purchase price if the Optionee's employment terminates within a stated period after the acquisition of such shares. By accepting an award pursuant to the Plan each Optionee shall thereby agree to any such restrictions.

Section 10.2 Any certificate issued to evidence shares issued pursuant to an Option shall bear such legends and statements as the Board or counsel to the Company shall deem advisable to assure compliance with the laws, rules and regulations of the United States government or any state or jurisdiction thereof. No shares will be delivered under the Plan until the Company has obtained such consents or approvals from such regulatory bodies of the United States government or any state or jurisdiction thereof as the Board or counsel to the Company deems necessary or advisable.


                                ARTICLE XI

                           FINANCIAL ASSISTANCE


Section 11.1 The Company is vested with authority under this Plan to assist any employee to whom an Option is granted hereunder (including any director or officer of the Company or any of its subsidiaries who is also an employee) in the payment of the purchase price payable on exercise of that Option, by lending the amount of such purchase price to such employee on such terms and at such rates of interest and upon such security (or unsecured) as shall have been authorized by or under authority of the Board. Any such assistance shall comply with the requirements of Regulation G promulgated by the Board of the Federal Reserve System, as amended from time to time, and any other applicable law, rule or regulation.

                                ARTICLE XII

                           APPLICATION OF FUNDS

Section 12.1 The proceeds received by the Company from the sale of stock pursuant to the Plan are to be added to the general funds of the Company and used for its corporate purposes as determined by the Board.

                             ARTICLE XIII

                       EFFECTIVENESS OF PLAN


Section 13.1 This Plan shall become effective upon adoption by the Board, and Options may be issued hereunder from and after that date subject to the provisions of Section 3.3. This Plan shall be submitted for approval by the Company's stockholders in accordance with the applicable provisions (relating to the issuance of stock or Options) of the Company's governing documents and state law or, if no such approval is prescribed therein, by the affirmative vote of the holders of a majority of the votes cast at a duly held stockholders meeting at which a quorum representing a majority of all the Company's outstanding voting stock is present and voting (in person or by proxy) or, without regard to any required time period for approval, by any other method permitted by Section 422 and the regulations thereunder. If such shareholder approval is not obtained within one year of the adoption of the Plan by the Board or within such other time period required under Section 422 and the regulations thereunder, this Plan shall remain in force, provided however, that all Options issued and issuable hereunder shall automatically be deemed to be Non-Qualified Options.


                                    *****

IN WITNESS WHEREOF, pursuant to the adoption of this Plan by the Board of Directors of the Company, this Plan as amended and restated is hereby executed this _____ day of __________, 1995.


                                           TELEREUNION, INC.



                                        By:
                                           -------------------------
                                        Name:
                                        Title:

ATTEST:


By:
   ---------------------------
    Secretary